Exhibit 99.2

SENTRY CS LTD.

UNAUDITED CONDENCED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025

SENTRY CS LTD.

UNAUDITED CONCOLIDATED CONDENSED BALANCE SHEET

(US Dollars in thousands)

As of September 30, 2025
Assets
Current assets
Cash and cash equivalents	$1,594
Trade account receivables	3,598
Inventories	1,504
Other current assets	1,364
Total current assets	8,060

Property, plant and equipment, net	1,638
Right of use asset	2,010
Software, net	60
Total assets	$11,768

Liabilities and shareholders’ deficiency
Current liabilities
Note payable, related party	$4,045
Trade accounts payable	1,210
Lease liabilities	611
Deferred revenues	3,176
Other current liabilities	3,021
Total current liabilities	12,063

Lease liability	1,645
Deferred revenues	154
Total liabilities	13,863

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	10
Ordinary shares A	10
Series B Preferred Shares	3
Series C Preferred Shares	3
Series D Preferred Shares	5
Additional paid-in capital	54,148
Accumulated deficit	(56,273)
Total shareholders’ deficiency	(2,094)

Total liabilities and shareholders’ deficiency	$11,768

The accompanying notes are an integral part of the consolidated condensed financial statements.

SENTRY CS LTD.

UNAUDITED CONCOLIDATED CONDENSED STATEMENT OF OPERATIONS

(US Dollars in thousands)

Nine months ended September 30, 2025
Sales	$16,309
Cost of sales	3,870
Gross profit	12,439

Operating expenses
Research and development expenses	10,269
Sales and marketing expenses	5,671
General and administrative expenses	2,638
Total operating expenses	18,578

Operating loss	6,139

Financial expenses, net	232

Net loss	$6,371

The accompanying notes are an integral part of the consolidated condensed financial statements.

SENTRY CS LTD.

UNAUDITED CONCOLIDATED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICENCY

(US Dollars in thousands)

	Ordinary shares			Series A		Series B		Series C		Series D		Additional paid-in	Accumulated
	Number	Amount		Number	Amount	Number	Amount	Number	Amount	Number	Amount	capital	deficit	Total
Balance, December 31, 2024	3,616,813	10		3,600,000	10	1,066,299	3	967,142	3	─	─	44,670	(49,902)	(5,206)
Conversion of short-term loans to shares	─	─		─	─	─	─	─	─	1,533,924	5	9,347	─	9,352
Share based compensation	─	─		─	─	─	─	─	─	─	─	131	─	131
Exercise of options	60,125	(*	)	─	─	─	─	─	─	─	─	─	─	─
Shareholder contribution	─	─		─	─	─	─	─	─	─	─	─	─	─
Net loss	─	─		─	─	─	─	─	─	─	─	─	(6,371)	(6,371)
Balance, September 30, 2025	3,676,938	10		3,600,000	10	1,066,299	3	967,142	3	1,533,924	5	54,148	(56,273)	(2,094)

(*)	Represent a number smaller than $1.

The accompanying notes are an integral part of the consolidated condensed financial statements.

SENTRY CS LTD.

UNAUDITED CONCOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(US Dollars in thousands)

Nine months ended September 30, 2025
Cash flows from operating activities
Net loss	$(6,371)
Adjustments to reconcile net loss to net cash in operating activities
Noncash items
Depreciation	227
Share based compensation	131
Leases non-cash expenses	201
Increase in trade accounts receivables	(3,007)
Increase in inventories	(619)
Decrease in other current assets	486
Increase in trade accounts payable	668
Increase in deferred revenue	1,253
Increase in other current liabilities	773
Net cash used in operating activities	(6,258)

Cash flows from investing activities
Additions to property, equipment and software	(855)
Net cash used in investing activities	(855)

Cash flows from financial activities
Short-term loans from related party	6,304
Net cash provided by financing activities	6,304

Decrease in cash, cash equivalents and restricted cash	(809)
Cash and cash equivalents beginning of period	2,403
Cash and cash equivalents end of period	$1,594

Non-cash activities
Conversion of short-term loans to APIC	$9,352

The accompanying notes are an integral part of the consolidated condensed financial statements.

SENTRY CS LTD.

NOTES TO THE UNAUDITED CONCOLIDATED CONDENSED FINANCIAL STATEMENTS

(US Dollars in thousands)

Note 1 – General

A.	SENTRY CS LTD (hereinafter - “the Company”) was incorporated in Israel on July 28, 2016 and began operations during September 2016. During December 2017, the Company established a wholly owned US subsidiary (Sentrycs Inc.). During July 2024, the Company established a wholly owned subsidiary in Netherlands (Sentrycs CS B.V.).

The Company addresses the issue of the unmonitored or malicious use of commercial drones near or above secure areas and protects these areas from various threats such as public disorder, smuggling and rights violations of airspaces.

B.	These condensed interim consolidated financial statements have been prepared as of September 30, 2025 and for the nine month period then ended. These condensed interim consolidated financial statements should be read in conjunction with the Company’s most recent annual financial statements and accompanying notes.

C.	As of September 30, 2025 the Company incurred accumulated losses of $56,273 and has negative operating cash flow of $6,258 for the nine-month period ended then. As of September 30, 2025 the Company has $1,594 in cash and cash equivalent and additional financing is essential in order to carry out its objective operation.

The Company has a limited operating history and faces several risks, among them: the effects of technological changes, competition, and the development of new products. Additionally, other risk factors exist such as the nature of the Company’s distribution channels, the ability to manage growth, the loss of key personnel, and the effect of planned expansion of operations on the future results of the Company. The Company has not yet generated sufficient revenues from its operations to fund its full activities and therefore it depends on outside financing and continuation support of its shareholder.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies that have been applied in the preparation of the condensed consolidated interim financial statements are identical to those that were applied in preparation of the Company’s most recent annual financial statements.

NOTE 3 – ADDITIONAL INFORMATION

In March 2025, the Company entered into a share agreement with its shareholder according to which the shareholder converted a loan in the amount of $9,351 to 1,533,924 Preferred D shares.

On November 3, 2025, the Company entered into a share purchase agreement with Ondas Holdings Inc. (“Ondas”) pursuant to which Ondas agreed to acquire 100% of the issued and outstanding share capital of the Company. The transaction was consummated on November 17, 2025, and Ondas became the sole shareholder of the Company. The transaction represents a change in control and did not result in any proceeds being received by the Company. Accordingly, no adjustments have been made to these financial statements as of December 31, 2024 in respect of this transaction.